UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
_____________________________________________________________________________________________

Date of Report (Date of earliest event reported): June 14, 2023

IZEA WORLDWIDE, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-37703	37-1530765
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1317 Edgewater Dr #1880, Orlando, Florida	32804
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (407) 674-6911

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	IZEA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modification to Rights of Security Holders.

On June 14, 2023, IZEA Worldwide, Inc. (the “Company”) filed a Certificate of Change with the Nevada Secretary of State to effect a reverse stock split of the Company's issued and outstanding shares of common stock, par value $0.0001 per share (the "Common Stock"), at a ratio of 1-for-4 (the "Reverse Stock Split"). The Reverse Stock Split will be effective at 12:01 am, Pacific Time, on June 16, 2023 (the "Effective Date").

Reason for the Reverse Stock Split

The Company is effecting the Reverse Stock Split to satisfy the $1.00 minimum bid price requirement (the "Minimum Bid Requirement"), as set forth in Nasdaq Listing Rule 5550(a)(2) (the "Rule"), for continued listing on The Nasdaq Capital Market. As previously disclosed, on July 6, 2022, the Company received a letter from the staff of the Listing Qualifications Department of The Nasdaq Stock Market ("Nasdaq") indicating that for the previous 30 consecutive business days, the closing bid price of the Company's Common Stock had been below $1.00 per share, the minimum closing bid price required by the Rule for continued listing on the Nasdaq. Also, as previously disclosed, the staff of Nasdaq determined that the Company was eligible for two (2) consecutive 180-day periods to attempt to regain compliance with the Rule. To regain compliance with the Rule, the closing bid price of the Company's Common Stock must be at least $1.00 per share for a minimum 10 consecutive business days.

Effects of the Reverse Stock Split

Effective Date; Symbol; CUSIP Number. The Reverse Stock Split becomes effective with Nasdaq, and the Common Stock will begin trading on a split-adjusted basis, at the opening of business on the Effective Date. In connection with the Reverse Stock Split, the CUSIP number for the Common Stock will change to 46604H 204. The trading symbol for the Common Stock will remain “IZEA.”

Split Adjustment; Treatment of Fractional Shares. On the Effective Date, the total number of shares of Common Stock held by each stockholder of the Company will be converted automatically into the number of shares of Common Stock equal to: (i) the number of issued and outstanding shares of Common Stock held by each such record holder immediately prior to the Reverse Stock Split divided by (ii) 4. Any fractional share of Common Stock that would otherwise result from the Reverse Stock Split will be rounded up to the nearest whole share. As a result, no fractional shares will be issued in connection with the Reverse Stock Split and no cash or other consideration will be paid in connection with any fractional shares that would otherwise have resulted from the Reverse Stock Split. The Company intends to treat stockholders holding shares of Common Stock in “street name” (that is, held through a bank, broker or other nominee) in the same manner as stockholders of record whose shares of Common Stock are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding shares of our Common Stock in “street name;” however, these banks, brokers or other nominees may apply their own specific procedures for processing the Reverse Stock Split.

Also on the Effective Date, all options and other convertible securities of the Company outstanding immediately prior to the Reverse Stock Split will be adjusted by dividing the number of shares of Common Stock into which the options and other convertible securities are exercisable or convertible by 4 and multiplying the exercise or conversion price thereof by 4, as applicable, all in accordance with the terms of the plans, agreements or arrangements governing such options and other convertible securities and subject to rounding to the nearest whole share. Such proportional adjustments will also be made to the number of shares and restricted stock units issued and issuable under the Company’s equity compensation plan.

Certificated and Non-Certificated Shares. Stockholders who hold their shares in electronic form at brokerage firms or with the transfer agent of the Common Stock do not need to take any action, as the effect of the Reverse Stock Split will automatically be reflected in their accounts.

Stockholders holding paper certificates may (but are not required to) send the certificates to the Company’s transfer agent and registrar, Broadridge Corporate Issuer Solutions, LLC. (“Broadridge”), at the address set forth below. Broadridge will issue a new stock certificate reflecting the Reverse Stock Split to each requesting stockholder. Broadridge can be contacted at 1-877-830-4936 or Broadridge Corporate Issuer Solutions, LLC, PO Box 1342, Brentwood, NY 11717-0718.

Certificate of Change. The Company is effecting the Reverse Stock Split pursuant to the Company’s filing of a Certificate of Change (the “Certificate”) with the Nevada Secretary of State on June 14, 2023, in accordance with Nevada Revised Statutes (“NRS”) 78.209. The Certificate will become effective at 12:01 a.m. Pacific Time on the Effective Date. A copy of the Certificate is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

No Stockholder Approval Required. The Reverse Stock Split was approved by the Board of Directors of the Company and given effect pursuant to and in accordance with NRS 78.207 and, as such, no stockholder approval of the Reverse Stock Split is required.

Capitalization. Prior to the Reverse Stock Split, the Company was authorized to issue 200,000,000 shares of Common Stock. As a result of the Reverse Stock Split, the Company will be authorized to issue 50,000,000 shares of Common Stock. As of June 14, 2023, there were 62,685,555 shares of Common Stock outstanding. As a result of the Reverse Stock Split, there will be approximately 15,672,000 shares of Common Stock outstanding. The Reverse Stock Split will not have any effect on the stated par value of the Common Stock.

The Reverse Stock Split does not affect the Company’s authorized preferred stock. There are no outstanding shares of the Company’s preferred stock. After the Reverse Stock Split, the Company’s authorized preferred stock of 10,000,000 shares will remain unchanged.

Immediately after the Reverse Stock Split, each stockholder’s relative ownership interest in the Company and proportional voting power will remain virtually unchanged except for minor changes and adjustments that will result from rounding fractional shares into whole shares.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.03. A copy of the Certificate is filed as Exhibit 3.1 to this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure.

On June 15, 2023, the Company issued a press release announcing the Reverse Stock Split. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section. This information shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference therein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Change of IZEA Worldwide, Inc., dated June 14, 2023 and effective June 16, 2023
99.1	Press Release of the Company, dated June 15, 2023

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IZEA WORLDWIDE, INC.

Date: June 15, 2023	By:/s/ Edward H. (Ted) Murphy Edward H. (Ted) Murphy Chief Executive Officer